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Exhibit 10.2

$150,000,000

VENOCO, INC.

8.75% Senior Notes due 2011

PURCHASE AGREEMENT

December 15, 2004

LEHMAN BROTHERS INC.,
HARRIS NESBITT CORP.
c/o Lehman Brothers Inc.
745 Seventh Avenue, Third Floor
New York, New York 10019

Ladies and Gentlemen:

        Venoco, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $150,000,000 in aggregate principal amount of its 8.75% Senior Notes due 2011 (the "Notes"). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the "Indenture") to be dated as of December 20, 2004, among the Company, the Guarantors (as defined below) and U.S. Bank, N.A., as trustee (the "Trustee"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by BMC, Ltd., Whittier Pipeline Corp. and 217 State Street, Inc. (together the "Guarantors"). As used herein, the term "Notes" shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

        1.    Preliminary Offering Memorandum and Offering Memorandum.    The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated December 6, 2004 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated December 15, 2004 (the "Offering Memorandum"), setting forth information regarding the Company, the Guarantors, the Notes and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by the Offering Memorandum.

        It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF

  SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

        Pursuant to Section 3(b) hereof, you have represented to the Company that you will make offers and sales (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on, and otherwise in compliance with, Regulation S under the Securities Act ("Regulation S"). Those persons specified in clauses (i) and (ii) are referred to herein as the "Eligible Purchasers". You will offer the Notes to Eligible Purchasers initially at a price equal to 99.362% of the principal amount thereof. Such price may be changed at any time without notice.

        Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the form of registration rights agreement attached hereto as Exhibit A (the "Registration Rights Agreement") among the Company, the Guarantors and the Initial Purchasers to be dated December 20, 2004 (the "Closing Date"), for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 8.75% Senior Notes due 2011 (the "Exchange Notes") and the Guarantors' Exchange Guarantees (the "Exchange Guarantees") to be offered in exchange for the Notes and the Guarantees (such offer to exchange being referred to as the "Exchange Offer").

        2.    Representations, Warranties and Agreements of the Company.    The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

          (a)   When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are quoted in a United States automated inter-dealer quotation system.

          (b)   Neither the Company nor any of its Subsidiaries (as hereinafter defined) is, or after giving effect to the offering and sale of the Notes and upon application of the proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (c)   Assuming that the Initial Purchasers' representations and warranties in Section 3(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors or any of their respective affiliates and representatives (other than you and your affiliates and representatives, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

          (d)   No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective affiliates and representatives (other than you and your affiliates and representatives, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you and your affiliates and representatives, as to whom the Company and the Guarantors make no representation) has complied with and will implement the "offering restrictions" required by Rule 902.

          (e)   Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") is a party in interest or disqualified person.

          (f)    Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

          (g)   The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors, is contemplated.

          (h)   The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, it being understood that such information consists solely of (A) the italicized language in the penultimate paragraph on the front cover page of the Offering Memorandum concerning the terms of the offering by the Initial Purchasers and (B) the statements concerning the Initial Purchasers contained in the fourth paragraph, the second sentence of the seventh paragraph and the fourth sentence of the ninth paragraph and the tenth paragraph under the heading "Plan of Distribution."

          (i)    Each of the Guarantors, Ellwood Pipeline, Inc. and 6267 Carpinteria Avenue, LLC (collectively, the "Subsidiaries") and the Company have been duly incorporated or formed and are validly existing as corporations, limited partnerships or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify or to be in good standing as are not, either individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The Subsidiaries are the only "subsidiaries" of the Company. For purposes of this Agreement, a "subsidiary" of the Company is any corporation, partnership, limited liability company or other business entity in which the Company owns, directly or indirectly, more than 50% of the voting or economic equity interest. A list of all entities in which the Company directly or indirectly holds an equity interest, including the amount of such interest and the jurisdiction of formation or organization of each such entity is set forth in Schedule 2(i).

          (j)    The authorized, issued and outstanding common stock of the Company is as set forth in the Offering Memorandum, and there is no other class of equity securities of the Company issued or outstanding. All of the issued shares of capital stock, partnership interests and limited liability company member interests of each corporate, partnership and limited liability company Subsidiary (as applicable) of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

          (k)   The Company and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 Act") is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

          (l)    The Indenture will conform to the description thereof in the Offering Memorandum.

          (m)  The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company and each Guarantor, as guarantor, entitled to the benefits of the Indenture, enforceable against the Company and each Guarantor, as guarantor, in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (n)   The Notes will conform to the description thereof in the Offering Memorandum.

          (o)   The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company and each Guarantor, as guarantor, entitled to the benefits of the Indenture, enforceable against the Company and each Guarantor, as guarantor, in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (p)   Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to issue the Guarantees. The Guarantees have been duly and validly authorized by each Guarantor and when duly executed and delivered by each Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (q)   The Guarantees will conform to the description thereof in the Offering Memorandum.

          (r)   Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by each Guarantor and if and when duly executed and delivered by each Guarantor in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the

  Registration Rights Agreement, will constitute valid and binding obligations of such Guarantor, entitled to the benefits of the Indenture, enforceable against such Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (s)   The Company and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will be the legally valid and binding obligation of the Company and such Guarantor in accordance with the terms thereof, enforceable against the Company and such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles and, as to rights of indemnification and contribution, by principles of public policy.

          (t)    The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum.

          (u)   The Company and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

          (v)   The issue and sale of the Notes and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or the charter, by-laws, partnership agreement, limited liability company agreement or similar organizational documents of any Subsidiary or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties or assets, except, in the case of clauses (i) and (iii), as would not reasonably be expected to cause, individually or in the aggregate, a material adverse change with respect to the management, condition, financial or otherwise, stockholders' equity, results of operations or business of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). No consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body (each, a "Consent") is required for the issue and sale of the Notes and the Guarantees pursuant to this Agreement or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for (i) the filing of registration statements by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement, (ii) qualification of the Indenture under the 1939 Act, (iii) such Consents as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and (iv) Consents that have been made or obtained on or prior to the Closing Date.

          (w)  As of the date hereof, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act, nor will there be any such contract, agreement or understanding in effect on the Closing Date or at any time between the date hereof and the Closing Date.

          (x)   During the six-month period preceding the date of the Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act; including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

          (y)   Except as fairly set forth in the Offering Memorandum, the Company and its Subsidiaries, taken as a whole, have not sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, no event or events have occurred that, nor has any circumstance become known that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (z)   The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly, in all material respects, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (aa) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations") during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

          (bb) Ryder Scott Company, L.P. ("Ryder Scott"), whose reports are referenced in the Offering Memorandum (collectively, the "Reserve Reports") was, as of the date of each of the Reserve Reports, the Company's independent reserve engineer. As of the date hereof, Netherland Sewell & Associates, Inc. is the Company's independent reserve engineer. No information has come to the attention of the Company or, to the Company's knowledge, to Ryder Scott, that could reasonably be expected to cause Ryder Scott to withdraw its Reserve Reports. In October 2004, the Company provided Ryder Scott with supplemental information regarding two of its fields, but, to the knowledge of the Company, Ryder Scott has not undertaken a review or made any analysis of such information or its potential impact, if any, on the Reserve Reports.

          (cc) The statistical, customer-related and market-related data included in the Offering Memorandum are based on or derived from sources which the Company and the Guarantors believe (without independent investigation of any data received from third party sources) to be reliable and accurate in all material respects.

          (dd) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum and such as do not materially affect the value of the property of the Company and its Subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all real property (including oil and natural gas fields in which they hold an interest) and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of the property of the Company and its Subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

          (ee) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries have insurance covering the properties, operations, personnel and businesses of the Company and its Subsidiaries, which insurance is in amounts and insures against such losses and risks as are customary in the oil and gas industry; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

          (ff)  The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as presently conducted and have no reason to believe that the conduct of their respective businesses will in any material respect conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (gg) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would reasonably be likely to have a Material Adverse Effect, and to the best of the Company's and each Subsidiary's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that would reasonably be likely to have a Material Adverse Effect.

          (hh) Schedule B to Exhibit C hereto identifies all contracts or other documents that would be required to be filed as exhibits to a Company registration statement pursuant to item 601(10) of Regulation S-K.

          (ii)   No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor, on the other hand, that has not been described in the Offering Memorandum.

          (jj)   No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent that could reasonably be expected to have a Material Adverse Effect.

          (kk) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any material liability; neither the Company nor any Guarantor has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ll)   The Company and its Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company or any Guarantor have any knowledge of any tax deficiency that is reasonably likely to result in) a Material Adverse Effect.

          (mm) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any Guarantor has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (nn) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws or similar organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except with respect to matters set forth in the Offering Memorandum and, in the cases of clauses (ii) and (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (oo) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (pp) On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance of the Notes and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date and a particular person, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person and its subsidiaries, taken as a whole, is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person and its subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Offering Memorandum, the Company and each Guarantor are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged and (v) such person is not a defendant in any civil action that is reasonably likely to result in a judgment that the person and its subsidiaries, taken as a whole, is or would become unable to satisfy.

          (qq) Except as disclosed in the Offering Memorandum, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's properties or assets to the Company or any other Subsidiary of the Company.

          (rr)  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Notes or Exchange Notes.

          (ss)  Except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and such matters as are set forth in the Offering Memorandum, the Company and its Subsidiaries (and, to the knowledge of the Company or any of its Subsidiaries, their respective predecessors in interest) (1) are conducting and have conducted their respective businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law ("Environmental Permits"); (3) are not party to, or otherwise bound by, any contract under which the Company or any of its Subsidiaries is obligated by any representation, warranty, indemnification, covenant, restriction or other undertaking concerning any material liability under Environmental Law or related to the remediation of any Hazardous Substances (as defined below) (4) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a "potentially responsible party" and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its Subsidiaries and (6) do not have any knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to form the basis of any such claim or legal proceeding against the Company or its Subsidiaries or to require any material capital expenditures to maintain the Company's or the Subsidiaries' compliance with Environmental Law or with their Environmental Permits. As used in this paragraph, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land, (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species or (v) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity, whether solid, gaseous or liquid in nature.

          (tt)  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (uu) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (vv) The oil and gas reserve estimates of the Company and its Subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum are derived from reports that have been prepared by an independent petroleum engineering firm as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, such reserve estimates fairly reflect the oil and gas reserves of the Company and its Subsidiaries at the dates indicated in the Preliminary Offering Memorandum and the Offering Memorandum and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved.

          (ww) The statements set forth in the Offering Memorandum under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions "Material United States Federal Income Tax Considerations," "Certain Relationships and Related Transactions," "Description of Existing Indebtedness," "Business and Properties—Regulatory and Operating Environment," "Notice to Investors," and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

          (xx) Prior to the date hereof, neither the Company, the Guarantors nor any of their respective affiliates nor any person acting on its or their behalf (other than the Initial Purchasers and their affiliates and representatives, as to whom the Company and the Guarantors make no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

          (yy) The minute books and records of the Company and its Subsidiaries relating to proceedings of their respective shareholders, boards of directors (or similar governing boards or committees) and committees of their respective boards of directors made available to Akin Gump

  Strauss Hauer & Feld LLP, counsel for the Initial Purchasers, are their original minute books and records or are true, correct and complete copies thereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors (or similar governing boards or committees) or committees, the Company has provided Akin Gump Strauss Hauer & Feld LLP originals or true, correct and complete copies of draft minutes or written agendas relating thereto, if any, which drafts and agendas reflect all events that occurred in connection with such proceedings other than events that are not material, have not impaired and would not reasonably be expected to impair the ability of the Company or the Guarantors to perform their respective obligations under this Agreement and that would not affect any matter required to be disclosed in the Offering Memorandum. In the event that no such draft minutes or written agendas have been prepared with respect to any proceedings of such shareholders, boards of directors (or similar governing boards or committees) or committees, no events occurred in connection with such proceedings other than events that (A) are also reflected in minutes relating to the proceedings of the respective boards of directors (or similar governing boards or committees) of the Company and its Subsidiaries, as applicable, which minutes were made available to Akin Gump Strauss Hauer & Feld or (B) are not material, have not impaired and would not reasonably be expected to impair the ability of the Company or the Guarantors to perform their respective obligations under this Agreement and that would not affect any matter required to be disclosed in the Offering Memorandum.

          (zz) All instruments, records, agreements and other documents requested in Akin Gump Strauss Hauer & Feld LLP's document request letter dated October 19, 2004 have been provided to, or made available for inspection by, Akin Gump Strauss Hauer & Feld LLP.

          (aaa) The Company has devised and maintained a system of internal accounting controls which it believes is sufficient to provide reasonable assurances that (a) all material transactions are executed in accordance with its management's general or specific authorization, (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for its assets, (c) access to its material property and assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for items is compared with the actual levels thereof at reasonable intervals and appropriate action is taken with respect to any variances.

          (bbb) The Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (ccc) Since the date of the Company's most recent audited financial statements included in the Offering Memorandum, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (ddd) At the time the Exchange Notes are issued pursuant to the Exchange Offer Registration Statement, the Company will be in compliance in all material respects with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

        3.    Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

          (a)   The Company and the Guarantors, jointly and severally, hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.512% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

          (b)   Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) has solicited, and will solicit, offers to buy the Notes only from, and has offered and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; (iv) will not offer or sell the Notes, nor has it offered or sold the Notes, by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising); and (v) has complied and will comply with all applicable provisions of Regulation S in connection with offers and sales of the Notes made in reliance upon that regulation, including provisions relating to "offering restrictions" during the "distribution compliance period," as those terms are defined therein. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 99.362% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

          Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

        4.    Delivery of the Notes and Payment Therefor.

          (a)   Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, at 9:00 A.M., Texas time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between Lehman Brothers Inc. and the Company.

          (b)   The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Note") or by additional definitive securities, and will be registered, in the case of the Global Note, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

        5.    Agreements of the Company and the Guarantors.    The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

          (a)   The Company and the Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

          (b)   The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

          (c)   The Company and the Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

          (d)   If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company, any of the Guarantors or, in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers (and to any dealers who request such supplements or amendments or whose identities are provided to the Company by the Initial Purchasers) a reasonable number of copies thereof.

          (e)   The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (f)    For a period of 180 days from the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company nor any of its Subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer or (ii) with the prior consent of Lehman Brothers Inc.

          (g)   The Company will furnish to the holders of the Notes reports in the manner provided for in the Indenture.

          (h)   So long as any of the Notes are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers as soon as reasonably practicable, a copy of (i) each report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or the Commission and (ii) any material report filed with any other federal regulatory body to the extent such report relates to any actual or alleged non-compliance with applicable laws, rules or regulations.

          (i)    The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

          (j)    Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company, the Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes. Except as permitted by the Securities Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

          (k)   The Company and the Guarantors will use their best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the "PORTAL Market") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligible for clearance and settlement through DTC.

          (l)    The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

          (m)  The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

          (n)   The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company's Subsidiaries becomes an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

          (o)   The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy, to the extent such conditions precedent are within the control of the Company and the Guarantors, all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

        6.    Expenses.    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL Market (including all disbursements and listing fees); (viii) the approval of the Notes by DTC for "book-entry" transfer (including fees and expenses of counsel); (ix) the rating of the Notes and the Exchange Notes; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement and (xii) all expenses related to chartered aircraft and one-half of all common expenses (e.g., hotel conference rooms, daily transportation, etc.) incurred by the Initial Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes. Except as set forth in clause (xii) above, each party shall be responsible for its own expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Notes.

        7.    Conditions to Initial Purchasers' Obligations.    The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

          (b)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c)   Davis Graham & Stubbs LLP, counsel for the Company and the Guarantors, shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit C hereto.

          (d)   The Initial Purchasers shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e)   At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (f)    With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (g)   Except as fairly set forth in the Offering Memorandum, the Company and its Subsidiaries, taken as a whole, shall not have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there shall not have occurred any event or events that, nor shall any circumstance have become known that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (h)   The Initial Purchasers shall have received (i) a certificate from the Company, dated as of the Closing Date, signed by its President and Chief Executive Officer and Chief Financial Officer on behalf of the Company and (ii) a certificate from each Guarantor, dated the Closing Date, signed by its Chief Executive Officer and Chief Financial Officer (or persons with comparable positions), on behalf of such Guarantor, stating, as applicable, that:

            (A)  the representations and warranties of the Company and the Guarantors, as applicable, (after giving effect to all qualifiers therein) are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the Company and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

            (B)  at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum, except as described in the Offering

    Memorandum, no event or events have occurred that, nor has any circumstance become known that, individually or in the aggregate, would have a Material Adverse Effect;

            (C)  they have carefully examined the Offering Memorandum and, in their opinion, the Offering Memorandum, as of its date, did not, and, as of the Closing Date, does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

            (D)  the issuance and sale of the Notes and Guarantees by the Company and the Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

          (i)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (j)    The Notes shall have been designated for trading on the PORTAL Market.

          (k)   The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

          (l)    The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

          (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Lehman Brothers Inc., the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of Lehman Brothers Inc., would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

        8.    Indemnification and Contribution.    The Company and each of the Guarantors hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically, (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction (or an arbitrator in the event the parties agree to submit to binding arbitration; provided that nothing in this Agreement shall require any party to agree to participate in or be bound by any arbitration proceedings) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein, it being understood that, with respect to the Offering Memorandum, such information consists solely of (A) the italicized language in the penultimate paragraph on the front cover page of the Offering Memorandum concerning the terms of the offering by the Initial Purchasers and (B) the statements concerning the Initial Purchasers contained in the fourth paragraph, the second sentence of the seventh paragraph and the fourth sentence of the ninth paragraph and the tenth paragraph under the heading "Plan of Distribution." The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

          (b)   Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein, it being understood that, with respect to the Offering Memorandum, such information consists solely of (A) the italicized language in the penultimate paragraph on the front cover page of the Offering Memorandum concerning the terms of the offering by the Initial Purchasers and (B) the statements concerning the Initial Purchasers contained in the fourth paragraph, the second sentence of the seventh paragraph and the fourth sentence of the ninth paragraph and the tenth paragraph under the heading "Plan of Distribution," and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel due to actual or potential conflicts or differing interests between such parties and the Company or the Guarantors, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes initially purchased by it were offered to the Eligible Purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes by the Initial Purchasers set forth on the second to last paragraph on the front cover of the Offering Memorandum and in the section entitled "Plan of Distribution" in, the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

        9.    Defaulting Initial Purchasers.    If, on the Closing Date, either Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set opposite the name of the non-defaulting Initial Purchaser in Schedule I hereto; provided, however, that the non-defaulting Initial Purchaser shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and the non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the non-defaulting Initial Purchaser shall have the right, but shall not be obligated, to purchase all the Notes to be purchased on the Closing Date. If the non-defaulting Initial Purchaser does not elect to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If the other Initial Purchaser is obligated to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the non-defaulting Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

        10.    Termination.    The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g), (i) and (m) shall have occurred.

        11.    Reimbursement of Initial Purchasers' Expenses.    If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable, documented out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to Lehman Brothers Inc. for the benefit of the Initial Purchasers.

        12.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to any Initial Purchaser, shall be delivered or sent by mail, overnight delivery or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-0943), with a copy (which shall not constitute notice hereunder) to Akin Gump Strauss Hauer & Feld LLP, Attention: J. Michael Chambers (Fax: (713) 236-0822), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

          (b)   if to the Company or any Guarantor, shall be delivered or sent by mail, overnight delivery or facsimile transmission to Venoco, Inc., 5464 Carpinteria Avenue, Suite J, Carpinteria, California, 93013-1423, Attention: General Counsel (Fax: (805)-745-1816), with a copy to Davis Graham & Stubbs LLP, Attention: Ronald R. Levine, II (Fax: (303) 892-7400);

          provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by mail, overnight delivery or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

        13.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of parties indemnifiable under Section 8(a) and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of parties indemnifiable under that section. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        14.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        15.    Definition of the Term "Business Day."    For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

        16.    Jurisdiction.    Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

        17.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York.

        18.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        19.    Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The remainder of this page is left intentionally blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,
VENOCO, INC.
		By	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President and Chief Executive Officer

BMC, LTD.
		By	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President

WHITTIER PIPELINE CORP.
		By	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President

217 STATE STREET, INC.
		By	/s/ TIMOTHY MARQUEZ Name: Timothy Marquez Title: President
Accepted:
LEHMAN BROTHERS INC. HARRIS NESBITT CORP.
By	LEHMAN BROTHERS INC., as Authorized Representative
By	/s/ J. SCOTT SCHLOSSEL Name: J. Scott Schlossel Title: Senior Vice President

[Purchase Agreement Signature Page]

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$150,000,000 VENOCO, INC. 8.75% Senior Notes due 2011 PURCHASE AGREEMENT